WRITTEN CONSENT TO ACTION
OF THE DIRECTORS OF
YINFU GOLD CORP.

June 6, 2012

The undersigned, being all the directors of Yinfu Gold Corp., a Wyoming corporation, pursuant to the Bylaws of the Corporation and the Wyoming Business Corporation Act, hereby takes, confirms and approves the actions described in the resolutions below.

WHEREAS:

A. The Board of Directors believe it is in the best interest of the Corporation that the entire existing Board resign and appoint a Tommy Tsap as sole Director and President / Chief Executive Officer of Yinfu Gold Corporation;

NOW THEREFORE IT IS RESOLVED THAT:

The company there accepts the resignation from the board of directors of the following:

1. Wang Nan
2. Dr. Gang Xiao
3. Joseph Shuen Chuen Chan
4. Herman Lo Fu Man
5. Augustine Y Cheung
6. Grant B Walsh
7. Wilson Huang Dong-Sheng

The Board hereby appoints Tommy Tsap as sole Director, President and CEO.

These Resolutions may be signed by the Directors of the Corporation in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and shall be deemed to bear the date set forth above, and any facsimile signature shall be taken as an original.

IN WITNESS WHEREOF, the undersigned have executed these Consent Resolutions as of the 6th day of June, 2012

Wilson Huang Dong-Sheng, Chairman / CEO